EXHIBIT 5.1
                                  EXHIBIT 23.2
                    Consent/Opinion of Michael Littman, Esq.


                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                             Arvada, Colorado 80002
                                 (303) 422-8127
                               (303) 431-1567 fax

                                September 5, 2007



Sun River Energy, Inc.
10200 W. 44th Avenue, Suite 210E
Wheat Ridge, CO  80033

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 350,000 shares of your Common Stock issued or issuable under the 2007 Sun River Energy, Inc. Stock Compensation Plan (the "Plan") to service providers and consultants (the "Shares") referred to therein. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                           Sincerely,


                                           /s/Michael A. Littman
                                           ----------------------------
                                           Michael A. Littman, Esq.